UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2013

TOTAL APPAREL GROUP, INC.
(exact name of registrant as specified in its charter)

Nevada	000-54108	26-3154855
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

244 Madison Ave., #515
NY, NY 10016

(Address of principal executive offices) (Zip Code)

646-664-1033

(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2013, Total Apparel Group, Inc. (the “Company”) entered into a Securities Purchase Agreement with Martin Ekechukwu, Curtis Edwards and Village Tea Company Distribution, Inc. (“Village Tea”) to purchase an aggregate of 15 shares of common stock (the “Shares”) of Village Tea Company Distribution, Inc.  The Shares will represent fifteen percent of the outstanding shares of common stock of Village Tea.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1           Securities Purchase Agreement dated February 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

March 4, 2013

Total Apparel Group, Inc.
(registrant)

/s/ Janon Costley
Janon Costley, CEO
(principal executive officer)